Exhibit 5.1

June 5, 2015

Concho Resources Inc.

One Concho Center

600 West Illinois Avenue

Midland, Texas 79701

                RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Concho Resources Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of an aggregate of up to 3,000,000 shares of the Company’s common stock (the “Common Shares”) under the Concho Resources Inc. 2015 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2015, which Common Shares may be issued from time to time in accordance with the terms of the Stock Incentive Plan.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) certain resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement, (iv) the Stock Incentive Plan and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) all Common Shares will be issued in accordance with the terms of the Stock Incentive Plan.

Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued by the Company in accordance with the terms of the Stock Incentive Plan under which the Common Shares are issued and the instruments executed pursuant to such Stock Incentive Plan, which govern the awards to which the Common Shares relate, will be validly issued, fully paid and non-assessable.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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The foregoing opinions are limited in all respects to the Delaware General Corporation Law and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective, and we do not express any opinions as to the laws of any other jurisdiction. The opinions expressed herein are rendered only to you in connection with the Registration Statement. We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

                                                                                                /s/ Vinson & Elkins L.L.P.